SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HI-TECH PHARMACAL CO., INC.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HI-TECH PHARMACAL CO., INC.
369 Bayview Avenue
Amityville, New York 11701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 26, 2002

To Hi-Tech Pharmacal Co., Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the “Company” or “Hi-Tech”) will be held on November 26, 2002, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 (the “Meeting”), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.  To elect Messrs. Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn, Robert M. Holster and Yashar Hirshaut, M.D. to the Board of Directors, each to serve for a term to expire at the 2003 Annual Meeting;

2.  To amend the Company’s Amended and Restated Stock Option Plan to increase by 650,000 the number of shares of Common Stock reserved for issuance thereunder;

3.  To amend the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder and to extend the term of such Plan for an additional ten years;

4.  To ratify the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2003; and

5.  To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 17, 2002 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to sign, date and return the enclosed proxy card, read the accompanying Proxy Statement, and then complete and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

By Order of the Board of Directors,

David S. Seltzer
President, Chief Executive Officer, Secretary
and Treasurer

Dated: October 23, 2002

HI-TECH PHARMACAL CO., INC.
369 Bayview Avenue
Amityville, New York 11701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 26, 2002

This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”). The Meeting is scheduled to be held on November 26, 2002, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747, on November 26, 2002, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about October 23, 2002.

At the Meeting, stockholders will be asked to vote upon: (1) the election of six directors; (2) the amendment of the Company’s Amended and Restated Stock Option Plan to increase by 650,000 the number of shares of Common Stock reserved for issuance thereunder; (3) the amendment of the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares authorized for issuance thereunder and to extend the term of such Plan for an additional ten years; (4) the ratification of the Company’s independent auditors; and (5) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed October 17, 2002 as the record date (the “Record Date”) for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 4,767,404 shares of the Company’s common stock par value $.01 per share (the “Common Stock”), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

PROPOSAL 1:    ELECTION OF DIRECTORS

Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the six nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

The six nominees have indicated that they are able and willing to continue to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

Nominees for director:

Name	Position with the Company or Principal Occupation	Served as Director from
Bernard Seltzer	Chairman	1983
David S. Seltzer	Chief Executive Officer, President, Secretary and Treasurer of the Company	1992
Reuben Seltzer	Consultant to the Company on legal matters and special projects, President of R.M. Realty Services Inc., a real estate investment and consulting company and President of Marco-Hi-Tech JV Ltd.	1992
Martin M. Goldwyn	Member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C.	1992
Yashar Hirshaut, M.D.	Associate Clinical Professor of Medicine at Cornell University Medical College, Research Professor of Biology at Yeshiva University, editor-in-chief of the Professional Journal of Cancer Investigation and practicing medical oncologist	1992
Robert M. Holster	President and Chief Operating Officer of Health Management Systems, Inc. (NASD: HMSY), a company providing information based revenue enhancement services to healthcare providers and payors	2002

Executive Officers, Directors and Significant Employees

The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company, including the nominees for election as director.

Name	Position
Bernard Seltzer	Chairman of the Board
David S. Seltzer	Chief Executive Officer, President, Secretary, Treasurer and Director
Reuben Seltzer	Director
Elan Bar-Giora	Executive Vice President—Operations
Arthur S. Goldberg	Vice President—Finance and Chief Financial Officer
Martin M. Goldwyn	Director
Yashar Hirshaut, M.D.	Director
Robert M. Holster	Director

Bernard Seltzer, 78, has been Chairman of the Board of the Company since January 1990. As of May 1, 1998 Mr. Seltzer resigned as President and Chief Executive Officer of the Company. From January 1990 to April 30, 1998, Mr. Seltzer served as President and Chief Executive Officer of the Company. From May 1983 to January 1990, Mr. Seltzer was Vice President of Sales of the Company. Prior thereto, Mr. Seltzer was the Vice President of Sales and Marketing of Ketchum Laboratories, Inc., a pharmaceutical manufacturer and the predecessor of the Company.

David S. Seltzer, 42, has been Chief Executive Officer and President of the Company since May 1, 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1, 1998, Mr. Seltzer was Executive Vice President—Administration and from March 1992 to May 1, 1998, Vice President—Administration and Chief Operating Officer of the Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the son of Bernard Seltzer.

Reuben Seltzer, 46, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant to the Company on legal matters and special projects. Mr. Seltzer has been President of Marco-Hi-Tech JV Ltd. since December 11, 1996. Mr. Seltzer has been president of R.M. Realty Services Inc., a real estate investment and consulting company since May 1988. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the son of Bernard Seltzer.

Elan Bar-Giora, 58, has been Executive Vice President of Operations of the Company since August 1990. From January 1988 to August 1990 Mr. Bar-Giora was Director of Technical Development of P. Leiner Nutritional Products and Executive Vice President of Operations of Freshlabs, Inc., a subsidiary of P. Leiner, a manufacturer of generic pharmaceutical products. Mr. Bar-Giora received a B.S. in Civil Engineering from Technion University, Haifa, Israel in 1973.

Arthur S. Goldberg, 60, has been Vice President-Finance and Chief Financial Officer of the Company since September 1991. From May 1987 to August 1991 Mr. Goldberg was Controller of Izumi, a manufacturer of automotive and electrical parts. From September 1983 to May 1987 Mr. Goldberg was controller and treasurer of Direct Action Marketing, Inc., a direct marketer of imported and domestic consumer products. Mr. Goldberg received a B.A. in accounting from Hofstra University and a Masters Degree in accounting and computer science from the Baruch School of the City University of New York. Mr. Goldberg is a certified public accountant.

Martin M. Goldwyn, 50, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

Yashar Hirshaut, M.D., 64, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Robert M. Holster, 56, was elected a Director of the Company in April, 2002. Mr. Holster is President and Chief Operating Officer of Health Management Systems, Inc. (NASD: HMSY), a company providing information based revenue enhancement services to healthcare providers and payors. From 1993 to 1998 Mr. Holster was President and Chief Executive Officer of HHL Financial Services Inc., a healthcare accounts receivable management company. Prior to that Mr. Holster served in a number of executive positions, including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc.

Significant Employees

Name	Position
Tanya Akimova, Ph.D.	Director of New Business Development
Gary M. April	President of Health Care Products Division; Divisional Vice President of Sales
Therese M. Ast, Esq.	Vice President of Scientific Affairs
Edwin A. Berrios	Vice President of Sales
Joanne Curri	Director of Regulatory Affairs
Jesse Kirsh	Director of Quality Assurance
Michael McConnell	Director of Product Development
Pudpong Poolsuk	Senior Director of Science

Set forth below is a brief background of key employees of the Company:

Tanya Akimova, Ph.D., 47, has been Director of New Business Development of the Company since October 2000. From 1998 to 2000 she was Senior Manager of Business Development at American Biogenetic Sciences, Inc., and prior to that she was Vice President, Administration and Business Development of Panax Pharmaceutical Company Ltd. (currently InKine Pharmaceutical Company). Dr. Akimova holds a Ph.D. degree from St. Petersburg University, Russia and an M.B.A. degree from the Averell Harriman School of Management and Policy, SUNY at Stony Brook.

Gary M. April, 45, has been the President of the Company’s Health Care Products Division since May 1998 and Divisional Vice President of Sales since January 1993. From February 1987 to November 1992, Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

Therese M. Ast, Esq., 59, has been Vice President of Scientific Affairs of the Company since September 2001. From 1992 to 2001 Dr. Ast was Chief Legal and Scientific Officer for Novopharm Ltd. Prior thereto she held senior management positions at major brand and generic pharmaceutical companies, including Zenith Laboratories (currently Ivax Pharmaceuticals), Purdue Frederick Company and Forest Laboratories. Dr. Ast holds a Ph.D. degree in Chemistry from New York University, a J.D. degree from New York Law School and an L.L.M. in Trade Regulations from New York University School of Law.

Edwin A. Berrios, 50, has been Vice President of Sales of the Company since January 1999 and Director of National Accounts since November 1997. Mr. Berrios has over 30 years experience in the generic pharmaceutical industry. From 1975 to 1997 Mr. Berrios held management positions at Zenith Goldline Pharmaceuticals (now Ivax Pharmaceuticals). Mr. Berrios has attended Long Island University.

Joanne Curri, 62, has been Director of Regulatory Affairs of the Company since August 1999 and Regulatory Affairs Coordinator from 1990 to 1999. Ms. Curri was employed at Altana Inc. for four years as Regulatory Affairs Coordinator. Ms. Curri has over 20 years of experience in the pharmaceutical industry and has attended Hofstra University.

Jesse Kirsh, 44, has been Director of Quality Assurance of the Company since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a division of AlPharma. Mr. Kirsh received a B.S. in Chemistry from State University of New York at Albany. He has attended extensive classes in CGMP’s and has over 20 years of experience in the pharmaceutical industry.

Michael McConnell, 44, has been Director of Product Development of the Company since January 1992. From March 1983 to January 1992, Mr. McConnell was Lab Director of Thames Pharmacal Co., Inc., a manufacturer of generic pharmaceutical products. Mr. McConnell received a B.S. from Dowling College in 1991.

Pudpong Poolsuk, 58, has been Senior Director of Science since May 2000. From July 1996 to May 2000, she was the Associate Director, Compliance—Research and Development at Barr Labs. From July 1991 to July 1996, Ms. Poolsuk was a Senior Compliance Auditor at Barr Laboratories. Ms. Poolsuk received a B.S. from Central Philippine University in 1968.

Director’s Fees

For their services on the Board, the Company pays each director a fee of $500 per meeting. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director is granted options annually to purchase 5,000 shares of Common Stock under the Company’s 1994 Directors Stock Option Plan.

Committees and Meetings of the Board of Directors

During Fiscal Year 2002, the Board of Directors held one meeting. In addition, there were 3 actions taken by unanimous written consent. Each director, attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served.

The Board has two committees: the Audit Committee and the Stock Option Committee.

Audit Committee.    The Audit Committee makes recommendations to the Board of Directors concerning the engagement of a firm of independent public auditors, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Martin M. Goldwyn, Robert M. Holster and Yashar Hirshaut, M.D. and held one meeting during fiscal 2002.

Stock Option Committee.    The Stock Option Committee is responsible for administering the Company’s Stock Option Plan. The Stock Option Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Stock Option Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Stock Option Committee is comprised of Messrs. Martin M. Goldwyn, Robert M. Holster and Yashar Hirshaut, M.D. and held one meeting during fiscal 2002. The Board of Directors of the Company is responsible for administering the Company’s 1994 Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 2002 except for one filing of a Form 3 for Robert M. Holster and one filing of a Form 5 for Yashar Hirshaut, M.D., which were not timely made. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

ADDITIONAL INFORMATION

Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 16, 2002, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock.

	Shares of Common Stock Beneficially Owned as of October 16, 2002(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
Bernard Seltzer	355,854	(2)	7.5%
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

David S. Seltzer	971,552	(3)	19.3%
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Reuben Seltzer	621,399	(4)	12.7%
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Arthur S. Goldberg	46,750	(5)	*
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Elan Bar Giora	82,500	(6)	1.7%
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Martin M. Goldwyn	24,750	(7)	*
c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C.
40 Cuttermill Road
Great Neck, New York 11021

Yashar Hirshaut, M.D.	25,000	(8)	*
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Robert M. Holster	2,000		*
c/o Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

All Directors and Executive Officers as a group (8 persons)	2,129,805	(9)	40.1%

Dimensional Fund Advisors Inc.	290,600		6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

*
Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2)	Amount does not include 60,000 shares of Common Stock owned by Mr. Seltzer’s wife, as to which Bernard Seltzer disclaims beneficial ownership.
(3)	Amount includes options to purchase 275,000 shares of Common Stock exercisable within 60 days of October 16, 2002, and 196,401 shares of Common Stock owned by Mr. Seltzer’s wife and children.
(4)	Amount includes options to purchase 120,000 shares of Common Stock exercisable within 60 days of October 16, 2002 and 188,378 shares of Common Stock owned by Mr. Seltzer’s wife and children.
(5)	Amount represents options to purchase 46,750 shares of Common Stock exercisable within 60 days of October 16, 2002
(6)	Amount represents options to purchase 52,500 shares of Common Stock exercisable within 60 days of October 16, 2002.
(7)	Amount represents options to purchase 24,750 shares of Common Stock exercisable within 60 days of October 16, 2002.
(8)	Amount includes options to purchase 25,000 shares of Common Stock exercisable within 60 days of October 16, 2002.
(9)	Amount includes options to purchase 544,000 shares of Common Stock exercisable within 60 days of October 16, 2002.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid for the year ended April 30, 2002 to (i) the Chief Executive Officer and (ii) the Company’s three other most highly compensated individuals who were serving as officers on April 30, 2002, 2001 and 2000 whose salary plus bonus exceeded $100,000 for such years (collectively, the “Named Executive Officers”).

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Securities Underlying Options (#)(2)	All Other Compensation(3) ($)
Bernard Seltzer	2002	241,500	30,000	—	0	0
Chairman	2001	230,000	22,000	—	0	0
	2000	230,000	0	—	0	0

David S. Seltzer	2002	347,000	154,000	—	50,000	5,600
President, Chief Executive Officer, Secretary and Treasurer	2001 2000	325,000 325,000	119,000 0	— —	50,000 50,000	5,413 3,241

Elan Bar-Giora	2002	140,000	44,000	—	10,000	0
Executive Vice President— Operations	2001 2000	140,000 140,000	30,000 0	— —	10,000 10,000	2,210 1,702

Arthur S. Goldberg	2002	138,000	15,000	—	7,500	0
Vice President of Finance and Chief Financial Officer	2001 2000	132,000 125,000	0 0	— —	7,500 7,500	0 0

(1)	The named executive officers received various perquisites, the cost of which did not exceed the lesser of $50,000 or 10% of annual salary plus bonus.
(2)	Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(3)
Represents the dollar value of the premium paid by the Company during the fiscal years ended April 30, 2002, 2001, and 2000 with respect to term life insurance for the benefit of the named executive officer.

Stock Options

The following table sets forth information concerning the grant of stock options made to each of the Named Executive Officers in fiscal 2002 under the Company’s Amended and Restated Stock Option Plan. No stock appreciation rights were granted to these individuals during such year.

	Options Grants in Last Fiscal Year Individual Grants				Potential Realizable Value at Assumed Annual Rates of
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Bernard Seltzer	0	0	0	0	0	0
David S. Seltzer	50,000	28.3%	9.50	11/14/2006	252,000	427,000
Elan Bar-Giora	10,000	5.7%	8.64	11/14/2011	99,000	204,000
Arthur S. Goldberg	7,500	4.3%	8.64	11/14/2011	74,000	153,000

(1)
Options granted in fiscal year 2002 are scheduled to vest and become exercisable in yearly increments of 25% with full vesting occurring in four years. Options expire ten years after grant under the terms of the Company’s Plan.

Option Exercises and Fiscal Year-end Values

The following table sets forth information concerning option exercises and option holdings for the fiscal year 2002 with respect to each of the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)(1)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Bernard Seltzer	0	0	0/0	0/0
David S. Seltzer	25,000	306,000	275,000/100,000	1,775,000/489,000
Elan Bar-Giora	30,000	405,000	52,500/20,000	333,000/106,000
Arthur S. Goldberg	20,000	226,000	43,000/15,000	264,000/80,000

(1)	Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(2)	Amounts reflect the market value of the underlying shares of Common Stock on April 30, 2002 less the exercise price.

Amended and Restated Stock Option Plan

The following summary describes the material features of the Amended and Restated Stock Option Plan (the “Plan”).

The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option committee (the “Committee”). Incentive awards under the Plan may take the form of stock options or stock appreciation rights (“SARs”). The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”).

The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

The Plan is a fifteen year program and will terminate on January 31, 2009, unless terminated sooner according to the terms of the Plan. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination upon termination of the optionee’s employment or relationship with the Company.

The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company’s Common Stock owned by the optionee for at least one year; (3) a “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow.

There are 952,625 shares of the Company’s Common Stock reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 853,763 shares were outstanding and 78,175 shares were available for future grant.

Employment Contracts

Bernard Seltzer and David S. Seltzer serve as Chairman of the Company and as President, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer, respectively, of the Company. Mr. Bernard Seltzer’s employment agreement as amended, effective as of May 1, 2001 expires on April 30, 2004. Mr. Bernard Seltzer resigned as President and Chief Executive Officer effective as of May 1, 1998. David S. Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. Such employment agreements provide the annual base salary for each of Bernard Seltzer and David S. Seltzer is $241,500 and $347,300, respectively, for the fiscal year commencing May 1, 2001 through April 30, 2002. The increase in annual base salary for each fiscal year thereafter for David S. Seltzer is determined by multiplying his annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. Bernard Seltzer’s annual base salary for fiscal year May 1, 2002 through April 30, 2003 is $253,575, and for fiscal year May 1, 2003 through April 30, 2004 is $266,205. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by David S. Seltzer. Mr. Bernard Seltzer may receive a bonus during each year of employment equal to 1% of the increase in net sales of the Company. Mr. David Seltzer received a guaranteed bonus during each year of employment in the amount equal to 3% of the Company’s pre-tax net income provided the pre-tax net income exceeds $2 million. The employment agreements also contain standard confidentiality provisions and a non-compete provision for a term of one year after the termination of his employment.

Under the employment agreements for each of Bernard Seltzer and David S. Seltzer, the Company will pay to each person’s estate upon his death, his base salary for a period of twelve (12) months after the end of the month in which death occurred. In the event of total disability, each person will continue to receive his base salary for the remaining term of his employment agreement. In addition to base salary, Bernard Seltzer and David S. Seltzer each will be paid an amount equal to a percentage of the bonus, if any, based on the portion of such year in which death, total disability or termination of employment occurred. If termination is for cause, total disability or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations.

Arthur S. Goldberg serves as Vice President—Finance and Chief Financial Officer of the Company pursuant to a three year employment agreement ending on July 31, 2005. Mr. Goldberg’s annual base salary is $157,500 for such period. Commencing August 1, 2003, such annual compensation shall be adjusted annually by the greater of (i) 5% or (ii) the percentage increase, if any, in the Consumer Price Index (“CPI”) for the most recent calendar month for which the CPI has been published over the CPI for the same calendar month in the preceding year. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by Mr. Goldberg. In the event of a termination of the employment agreement upon the death or total disability of Mr. Goldberg, the Company will pay to Mr. Goldberg, his designee or his estate, the salary which would otherwise be payable to him for six months. Such employment agreement contains standard confidentiality provisions.

REPORT OF THE HI-TECH PHARMACAL CO., INC.
BOARD OF DIRECTORS COMPENSATION COMMITTEE

The Compensation Committee (the “Committee”) of the Board of Directors of the Company determines the Company’s executive compensation policies. The Committee is comprised of three recently appointed non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is the first report submitted by the Committee addressing the Company’s compensation policies for the fiscal year ended April 30, 2002 as they affected the executive officers of the Company. Employment Agreements for the Company’s Chief Executive Officer and President and Chairman of the Board, effective on May 1, 1998 and expiring on April 30, 2004, were approved prior to the appointment of the Compensation Committee. The Compensation Committee has reviewed the compensation of these individuals and will make recommendations at the time of renewal of the employment agreements to the Board of Directors of the Company with respect to their compensation.

Compensation Philosophy

The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

In designing and administering the executive compensation program, the Committee strives to balance short and long term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Compensation of Chief Executive Officer

In addition to the factors mentioned above, the Committee’s general approach in setting Mr. David Seltzer’s annual compensation is to seek to be competitive with other companies in the Company’s industry and to reward Mr. David Seltzer’s strategic management abilities in directing the Company’s expansion efforts and its development exploitation of new markets and new business opportunities.

Compensation Committee

Martin M. Goldwyn
Yashar Hirshaut, M.D.
Robert M. Holster

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three (3) independent directors. The responsibilities of the Committee are set forth in its written charter (the “Charter”), which has been adopted by the Company’s Board of Directors (the “Board”).

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent auditors, internal auditors and management of the Company to review accounting, auditing internal controls and financial reporting matters.

During fiscal year 2002 this Committee met one time by telephonic communication prior to the release of the annual report on Form 10-K. The Company’s senior financial management and independent auditors were in attendance at such meeting.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company’s independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Committee has reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended April 30, 2002, included in the Company’s 2002 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee’s oversight responsibility for the audit process, we have discussed with Eisner LLP (“Eisner”), the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

The Committee has obtained from Eisner a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Eisner and the Company which in their professional judgment may reasonably be thought to bear on independence. Eisner has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company’s Board that the financial statements prepared by the Company’s management, and audited by its independent auditors be included in the Company’s 2002 Annual Report to Stockholders, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of Eisner as the Company’s outside accounting and audit firm for 2003, and the Board has concurred in such recommendation.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine if the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management’s representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The members of the Audit Committee are independent as defined under the requirements of Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

Presented by the members of the Audit Committee:

Martin M. Goldwyn
Yashar Hirshaut, M.D.
Robert M. Holster

PERFORMANCE GRAPH

The following graph compares the five year cumulative total return among Hi-Tech Pharmacal Co., Inc., Pharmaceutical Preparations and NASDAQ Market Index. This graph assumes that $100 was invested on May 1, 1997 in the Company’s Common Stock and in each of the other indices and assumes reinvestment of all dividends.

Certain Transactions

For the fiscal year ended April 30, 2002, Mr. Reuben Seltzer, a director of the Company, was engaged by the Company to provide business development and legal services. For such services, Mr. Reuben Seltzer received $125,000 and 25,000 stock options of the Company at an exercise price of $9.50. Mr. Reuben Seltzer is the son of Mr. Bernard Seltzer, the Company’s Chairman of the Board.

The Company and Reuben Seltzer each has a 21.25% interest in Marco Hi-Tech JV Ltd., a New York corporation (“Marco Hi-Tech”), which markets raw material for nutraceutical products and has licensed the patent rights to Huperzine and analogues from the Mayo Clinic. Marco Hi-Tech manufactures and distributes Huperzine as a dietary supplement under the Dietary Supplement Health and Education Act of 1994 and is developing analogues and derivatives to Huperzine. It is currently developing other products for the nutraceutical market.

The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

PROPOSAL 2:    AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE BY 650,000 THE NUMBER OF  SHARES RESERVED FOR ISSUANCE THEREUNDER

At the Meeting, the stockholders will be asked to approve an amendment to the Company’s Amended and Restated Stock Option Plan (the “Plan”) to increase by 650,000 the number of shares of Common Stock reserved for issuance thereunder.

There are 952,625 shares of the Company’s Common Stock reserved for issuance under the Plan, exclusive of the 650,000 shares subject to stockholder approval at the Meeting. Upon approval of the amendment, 1,602,625 shares of the Company’s Common Stock will be reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 853,763 shares were outstanding and 78,175 shares, exclusive of the 650,000 shares subject to stockholder approval at the Meeting, were available for future grant. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees and other eligible participants with financial incentives tied directly to the Company’s long term business objectives. The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish these purposes.

Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE PROPOSAL TO AMEND THE PLAN.

The following summary describes the features of the Plan.

Types of Incentive Awards.    The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the “Committee”). Incentive awards under the Plan may take the form of stock options or stock appreciation rights (“SARs”). The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”).

The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

Eligibility.    All officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company. The existing Stock Option Plan permits participation by officers, employees and consultants of the Company.

Administration of the Plan.    The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

Duration of the Plan.    The Plan is a fifteen year program and will terminate on January 31, 2009, unless terminated sooner according to the terms of the Plan.

Stock Option Plan.    The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

Stock Options.    ISOs allow the optionee to buy a certain number of shares of the Company’s Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company’s Common Stock at an option price equal to, more than, or less than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule generally approved by the Committee provides that one-quarter of the options may be exercised on or after the first anniversary of the date of grant, one-half on or after the second anniversary, three-quarters on or after the third anniversary and 100 percent on or after the fourth anniversary.

Tandem SARs.    At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

Payment for Shares Upon Exercise of Stock Options.    At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company’s Common Stock owned by the optionee for at least one year; (3) a “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow, to the extent permitted by applicable law.

Term of Options and Tandem SARs.    The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination as described below.

Termination of Employment or Relationship with the Company.    Upon termination of the optionee’s employment or relationship with the Company, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within nine months of termination, whichever is shorter. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement by reason of death or disability, or by reason of a divestiture or change in control of the Company, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

Adjustments Upon Changes in Number or Value of Shares of Common Stock.    In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company’s Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan, (2) the number of shares represented by outstanding awards, and (3) the price of those shares.

Non-Transferability of Options.    Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and, subject to the Committee’s discretion, generally may be exercised during the lifetime of the recipient only by the recipient.

Change in Control.    Unless the Committee determines that a change in control (as defined in the Plan) is in the best interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised or realized in full immediately upon the change in control, and (2) the Committee may offer recipients the option of having the Company purchase their awards for an amount of cash which could have been attained upon the exercise or realization of such awards if they had been fully exercisable or realizable.

Amendment and Termination of the Plan and Options.    The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, stockholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

Funding.    Inasmuch as the Plan is designed to encourage financial performance and to improve the value of stockholders’ investment in the Company, the costs of the Plan will be funded from corporate earnings.

Federal Income Tax Consequences.    The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult with their personal tax advisors prior to engaging in any transactions under the Plan.

The characterization of income as either ordinary income or capital gain is still required by the Internal Revenue Code (“IRC”), and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

Incentive Stock Options.    In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an ISO, and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO, if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of for two years from the date of the grant of such option, and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the option holder’s estate or the option holder’s heirs after death.)

If shares acquired upon exercise of an ISO are disposed of in violation of holding period requirements described above (a “Disqualifying Disposition”), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price, and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short term or long-term depending on the option holder’s holding period with respect to such shares).

In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

Non-Qualified Stock Options.    In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the “Section 16(b) Deferral Rule”) applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an “insider’s” profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the “Section 16(b) Expiration Date”).

The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

An option holder’s tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder’s tax basis for such shares generally will be treated as a capital gain or loss, which will be short term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the IRC, such option holder’s capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

Tandem Stock Appreciation Rights.    There will be no Federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

Use of Common Stock to Pay Exercise Price.    Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company’s Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual’s tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual’s tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual’s tax basis in the shares surrendered and the individual’s holding period for such number of shares received will include the individual’s holding period for the shares surrendered. The individual’s tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by an option holder of Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another ISO will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold (in a Disqualifying Disposition) for their fair market value as of the date on which they are used to pay the exercise price under such other ISO.

Company Deductions.    In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying

Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

Withholdings and Information Reports.    The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by employees under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan.

PROPOSAL 3:    AMENDMENT OF THE COMPANY’S 1994 DIRECTORS  STOCK OPTION PLAN TO INCREASE BY 100,000 THE NUMBER OF  SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO AMEND
THE TERM OF THE PLAN FOR AN ADDITIONAL TEN YEARS.

At the Meeting, the stockholders will be asked to approve an amendment to the Company’s 1994 Directors Stock Option Plan (“Directors Plan”) to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder and to extend the term of the Directors Plan for an additional ten years to October 26, 2014. The Directors Plan provides for a total of 100,000 shares of Common Stock authorized to be granted under the Directors Plan. Through July 30, 2002, the Company has granted non-qualified options to purchase 27,000 shares to one director, 10,000 shares of one director, and 30,500 shares to one director at an average exercise price of $6.07 per share. The purpose of the Directors Plan is to advance the interests of the Company by encouraging stock ownership on the part of the directors of the Company who are not employees of the Company by enabling the Company to secure and retain the services of highly qualified persons. The Board of Directors believes that the remaining shares available for grant under the Directors Plan are insufficient to accomplish these purposes.

Approval of the amendment requires the affirmative vote of the holders of a majority of the shares represented at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE PROPOSAL TO AMEND THE DIRECTORS PLAN.

The following summary describes certain of the features of the Directors Plan.

Purposes.    The purposes of the 1994 Directors Plan are to attract and retain the services of experienced and knowledgeable outside Directors of the Company and to provide equity incentives for nonemployee directors by granting them options to purchase shares of the Company’s Common Stock.

Eligibility.    The 1994 Directors Plan provides for the grant of NQSOs to nonemployee members of the Board of Directors of the Company or affiliates of the Company (as such terms are defined in the 1994 Directors Plan). As of October 23, 2002, there were four persons eligible to receive awards of stock options under the 1994 Directors Plan.

Plan Administration.    The 1994 Directors Plan as administered, subject to its terms, by the Board of Directors.

Terms of Options     Each option granted under the 1994 Directors Plan must be evidenced by a written stock option agreement between the Company and the optionee. Under the 1994 Directors Plan, each nonemployee director is entitled to an automatic grant of an option to purchase 5,000 shares of the Company’s

Common Stock. In addition, the nonemployee director who chairs the audit or other committees of the Board of Directors will be granted an option to purchase 5,000 shares and an additional 500 shares if the optionee is also chair of the audit committee or other committee of the Board of Directors (“Director Option”). The grant of the Director Options will be made on the anniversary date of the optionee’s receipt of the option pursuant to the 1994 Directors Plan.

To remain eligible for the grant of a Director Option under the 1994 Directors Plan, an optionee must, on each such anniversary date, (i) not have given notice to the Company that such director will not stand for re-election as a member of the Board of Directors at the annual meeting of the Company’s stockholders following expiration of such director’s term; (ii) not have received notice from the Board of Directors that such director will not be nominated for election as a member of the Board of Directors at such meeting; and (iii) in the case of the chair of the audit committee or other committee of the Board of Directors, (a) not have given notice to the Company that such director intends to resign as chair of the audit committee or other committee and (b) not have received notice from the Board of Directors that such director will be replaced as chair of the audit or other committees. Options granted under the 1994 Directors Plan are subject to the following terms and conditions:

Exercise of Options.    Each Director Option is exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of the grant. Each Director Option will become exercisable in full on the fourth anniversary of the date of grant. Options, or any exercisable portion thereof, may be exercised only by giving written notice to the Company, accompanied by payment of the exercise price for the number of shares being purchased. The exercise price may be paid in cash or check or by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, through a “same day sale”, through a “margin commitment” or by any combination of the foregoing.

Exercise Price.    No consideration is payable to the Company upon the grant of any option. The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of the grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market System on the trading day immediately preceding the date on which the fair market value is determined. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1994 Directors Plan.

Expiration of Options.    Under the 1994 Directors Plan, options are exercisable for 10 years. If an optionee ceases to be a nonemployee director of the Company, the optionee generally has nine months (or 12 months in the case of the optionee’s death or disability) to exercise any options exercisable at the time the optionee ceases to be a nonemployee director. In no event will an option be exercisable after the expiration date of the option.

Non-transferability.    The rights of an optionee under the 1994 Director Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee’s divorce or dissolution of marriage. Options granted under the 1994 Directors Plan are exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.

Amendment and Termination.    The Board of Directors may at any time terminate or amend the 1994 Directors Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the 1994 Directors Plan to increase the number of shares available for issuance or change the class of persons eligible to receive options under the 1994 Directors Plan are subject to the approval of the Company’s stockholders. Further, the provisions of the 1994 Directors Plan relating to eligibility and the terms and conditions of the options granted under the 1994 Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code. The 1994 Directors Plan is a ten year plan, expiring on October 26, 2004, subject to earlier termination by the Board of Directors.

Accelerated Vesting.    In the event of (i) a dissolution or liquidation of the Company, (ii) a merger in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company; (iii) any other transaction that qualifies as a “corporate transaction” under Section 424 of the Code wherein the shareholders of the Company give up all of their equity interest in the Company; or (iv) a change in the composition of the Board of Directors of the Company by reason of a contested election such that a majority of the Board members cease to be comprised of individuals who have been members of the Board of Directors immediately before such change, then all options outstanding under the 1994 Directors Plan shall become fully exercisable before the effective date of such event at such times and on such conditions as the Board of Directors determines. In such event, all options outstanding under the 1994 Directors Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement.

Adjustments Upon Changes in Capitalization.    If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available under the 1994 Directors Plan and the number of shares of Common Stock subject to outstanding options and the exercise price per share of such options will be proportionately adjusted.

Federal Income Tax Consequences.    For information on the federal income tax implications to nonemployee directors and the Company of options granted under the 1994 Directors Plan, see “Proposal 3: Amendment of the Company’s Amended and Restated Stock Option Plan—Federal Income Tax Consequences— Non-Qualified Stock Options.”

PROPOSAL 4:    RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2003.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Eisner LLP has audited the Company’s financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Company’s Independent Auditors for professional services rendered in connection with (i) the audit of the Company’s annual financial statements set forth in its Annual Report on Form 10-K for the fiscal year ended April 30, 2002 and (ii) the review of the Company’s quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters, were approximately $125,000.

Financial Information Systems Design and Implementation Fees

The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

All Other Fees

The aggregate fees for all other services rendered by the Independent Auditors for the Company’s most recent fiscal year were approximately $50,000. These fees include primarily work performed by the Independent Auditors with respect to tax compliance and advice and other accounting services.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF EISNER LLP TO SERVE AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2003.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality. Approval of the amendments to the Company’s Amended and Restated Stock Option Plan and 1994 Directors Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker votes, the shares are not considered present at the Meeting for the particular matter as to which authority to vote on a particular matter is withheld from the broker.

2003 PROPOSALS FOR ANNUAL MEETING

Proposals by stockholders which are intended to be presented at the 2003 Annual Meeting must be received by the Company at its principal executive offices on or before June 18, 2003.

Annual Report

The Company’s Annual Report containing audited financial statements for the fiscal year ended April 30, 2002 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors,

HI-TECH PHARMACAL CO., INC.

David S. Seltzer
President, Chief Executive Officer,
Secretary and Treasurer

Dated: October 23, 2002

HI-TECH PHARMACAL CO., INC.
Annual Meeting of Stockholders - November 26, 2002
(Solicited on Behalf of the Board of Directors)
PROXY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Hi-Tech Pharmacal Co., Inc. constitutes and appoints Bernard Seltzer and David S. Seltzer or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 on November 26, 2002 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).
1.
FOR the election of the following nominees to the Board of Directors for the ensuing year: Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn, Robert M. Holster and Yashar Hirshaut, M.D., each to serve for a term to expire at the 2003 Annual Meeting [  ] (except as marked to the contrary below).

WITHHOLD authority to vote for all nominees listed above. [  ]
(Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	FOR [ ] AGAINST [ ] ABSTAIN [ ] the proposal to amend the Company’s Amended and Restated Stock Option Plan to increase by 650,000 the number of shares of Common Stock reserved for issuance thereunder;
3.
FOR [  ] AGAINST [  ] ABSTAIN [  ] the proposal to amend the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder and to extend the term of such Plan for an additional ten years;

4.	FOR [ ] AGAINST [ ] ABSTAIN [ ] the ratification of the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2003.
5.	In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS
AND “FOR” ITEMS 2, 3, 4, AND 5.
A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.
IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated October 23, 2002.

Dated:                                                                      , 2002

(Stockholder(s) Signature)

                                                                                  (L.S.)

Printed Name of Stockholder

NOTE:   Signature should correspond with name  appearing on stock certificate. When signing in a  fiduciary or representative capacity, sign full title as  such. Where more than one owner, each should sign.